Exhibit 10.21

SVB Financial Group

Deferred Compensation Plan

Plan Document

Effective For Deferral Agreements Made

On Or After November 15, 2004

Amended October 24, 2007

TABLE OF CONTENTS

PURPOSE

ARTICLE 1 - DEFINITIONS		1
1.1	Account	1
1.2	Administrator	1
1.3	Base Pay	1
1.4	Beneficiary	1
1.5	Board	1
1.6	Bonus	1
1.7	Change in Control	1
1.8	Code	1
1.9	Eligible Employee	1
1.10	Employer	2
1.11	ERISA	2
1.12	Participant	2
1.13	Plan	2
1.14	Plan Sponsor	2
1.15	Plan Year	2
1.16	Separation from Service	2
1.17	Specified Employee	2
1.18	SVB Controlled Group	3
1.19	Unforeseeable Emergency	3
1.20	Valuation Date	3

ARTICLE 2 - PARTICIPATION		4
2.1	Participation	4
2.2	Termination of Participation	4
2.3	Suspension of Participation	4

ARTICLE 3 - DEFERRAL ELECTIONS		5
3.1	Deferral Agreement	5
3.2	Election to Defer Base Pay	5
3.3	Election to Defer Bonus	5
3.4	Timing of Election to Defer	5
3.5	Election of Payment Schedule and Form of Payment	6
3.6	Override Elections	6

ARTICLE 4 - PARTICIPANT ACCOUNT		8
4.1	Individual Accounts	8

i

ARTICLE 5 - INVESTMENT OF CONTRIBUTIONS		9
5.1	Investment Options	9
5.2	Adjustment of Accounts	9

ARTICLE 6 - RIGHT TO BENEFITS		10
6.1	Vesting	10
6.2	Death	10
6.3	Disability	10

ARTICLE 7 - DISTRIBUTION OF BENEFITS		12
7.1	Amount of Benefits	12
7.2	Method and Timing of Distributions	12
7.3	Unforeseeable Emergency	12
7.4	Cash outs of Amounts Not Exceeding $10,000	12

ARTICLE 8 - AMENDMENT AND TERMINATION		13
8.1	Amendment by Employer	13
8.2	Retroactive Amendments	13
8.3	Plan Termination	13
8.4	Distribution Upon Termination of the Plan	13

ARTICLE 9 - THE TRUST		14
9.1	Establishment of Trust	14
9.2	Grantor Trust	14
9.3	Investment of Trust Funds	14

ARTICLE 10 - MISCELLANEOUS		15
10.1	Unsecured General Creditor of the Employer	15
10.2	Employer’s Liability	15
10.3	Limitation of Rights	15
10.4	Alienation of Benefits	15
10.5	Facility of Payment	15
10.6	Notices	16
10.7	Tax Withholding	16
10.8	Indemnification	16
10.9	Governing Law	17

ii

ARTICLE 11 - PLAN ADMINISTRATION		18
11.1	Powers and Responsibilities of the Administrator	18
11.2	Claims and Review Procedures	18
11.3	Plan Administrative Costs	19

APPENDIX A INVESTMENT OPTIONS

iii

PURPOSE

The purpose of the SVB Financial Group Deferred Compensation Plan (the “Plan”) is to permit eligible employees to elect to defer receipt of compensation which would otherwise be payable to them currently as annual base pay or bonuses. The Plan is intended to be a “plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and shall be implemented and administered in a manner consistent therewith. The Plan also is intended to comply with Section 409A of the Internal Revenue Code.

ARTICLE 1 – DEFINITIONS

Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise. Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

1.1	“Account” means an account established for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains, losses or distributions included thereon. The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant pursuant to the Plan.

1.2	“Administrator” means the Employer, or such other person or persons designated by the Employer to be responsible for the administration of the Plan.

1.3	“Base Pay” means the basic or regular rate of per payroll period remuneration paid to the Participant by the Employer.

1.4	“Beneficiary” means the persons, trusts, estates or other entities entitled under Section 6.2 to receive benefits under the Plan upon the death of a Participant.

1.5	“Board” means the Board of Directors of the Plan Sponsor.

1.6	“Bonus” means a bonus payable under the Incentive Compensation Plan, the Alliant Bonus Plan, the Retention Plan, the Alliant Retention Plan and any other incentive program so designated by the Board.

1.7	“Change in Control” means the occurrence of a change in the ownership or effective control of the Plan Sponsor, or in the ownership of a substantial portion of the assets of the Plan Sponsor, as determined in accordance with Treasury Regulation section 1.409A-3(i)(5).

1.8	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.9

“Eligible Employee” means an employee of the Employer who is determined by the Employer to be a member of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and who is either (a) classified according to the employment policies of the Employer as a group or division manager, any employee with an Incentive Compensation Plan bonus target of 40% or higher, the corporate controller, an SVB Alliant managing director or a member of the Steering Committee, or (b) designated by the Employer as an Eligible Employee for purposes of the Plan.

1.10	“Employer” means the Plan Sponsor and any other entity, which is authorized by the Plan Sponsor to participate in and, in fact, does adopt the Plan.

1.11	“ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended.

1.12	“Participant” means any Eligible Employee who participates in the Plan in accordance with Article 2.

1.13	“Plan” means the SVB Financial Group Deferred Compensation Plan as set forth herein and as it may be amended from time to time.

1.14	“Plan Sponsor” means SVB Financial Group.

1.15	“Plan Year” means the 12-consecutive month period beginning January 1st and ending December 31st.

1.16	“Separation from Service” means a Participant’s death, retirement, or other termination of employment with the SVB Controlled Group, subject to the following:

(a)	For this purpose, the employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six (6) months, or if longer, so long as the individual’s right to reemployment with the SVB Controlled Group is provided either by statute or by contract. If the period of leave exceeds six (6) months and the individual’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.

(b)	The determination of whether a Participant has terminated employment shall be determined based on the facts and circumstances in accordance with the rules set forth in Code Section 409A and the regulations thereunder.

1.17	“Specified Employee” means a Participant who is identified as a “specified employee” as of the date of his Separation from Service in accordance with the requirements of Treasury Regulation section 1.409A-1(i).

1.18	“SVB Controlled Group” means the Employers and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes an Employer and any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c) with an Employer.

1.19	“Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in Code Section 152(a)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by homeowner’s insurance); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

1.20	“Valuation Date” means each business day of the Plan Year and such other date(s) as designated by the Employer.

ARTICLE 2 – PARTICIPATION

2.1	Participation. Each Eligible Employee shall become a Participant in the Plan by executing a deferral agreement in accordance with the provisions of Article 3.

2.2	Termination of Participation. A Participant’s participation in the Plan shall cease upon his termination of service with the Employer for any reason or his ceasing to qualify as an Eligible Employee. In addition, the Administrator may terminate a Participant’s participation in the Plan at the direction of the Employer. Upon any termination of participation, a Participant’s deferrals shall cease but the provisions of Section 7.2 shall continue to apply.

2.3	Suspension of Participation. A Participant’s participation in the Plan will be suspended during an unpaid authorized leave of absence and will resume upon his return to service with the Employer, provided he continues to qualify as an Eligible Employee upon his rehire.

ARTICLE 3 – DEFERRAL ELECTIONS

3.1	Deferral Agreement. Each Eligible Employee may elect to defer amounts otherwise payable to him currently for the Plan Year by executing a deferral agreement in accordance with rules and procedures established by the Administrator and the provisions of this Article 3. The deferral agreement must separately specify for each discrete type of compensation (i.e., Base Pay and each type of Bonus) the whole number percentage multiple that the Participant elects to defer and the timing and form of payment of the deferred amount.

A new deferral agreement must be timely executed for each Plan Year during which the Eligible Employee elects to defer compensation. An Eligible Employee who does not timely execute a deferral agreement shall be deemed to have elected zero deferrals for such Plan Year.

A deferral agreement may be changed or revoked at any time during the respective periods specified in Section 3.4. A deferral agreement becomes irrevocable at the close of the respective period.

3.2	Election to Defer Base Pay. An Eligible Employee may elect to defer Base Pay for a Plan Year in any amount (in 1% increments) from 5% to 25% of Base Pay.

3.3	Election to Defer Bonus. An Eligible Employee may elect to defer (in 1% increments) from 5% to 100% of his Bonus for a Plan Year.

3.4	Timing of Election to Defer. Each Eligible Employee who desires to defer Base Pay otherwise payable during a Plan Year must execute a deferral agreement within the period preceding the Plan Year specified by the Administrator. Each Eligible Employee who desires to defer a Bonus must execute a deferral agreement within the period preceding the Plan Year during which the Bonus is earned that is specified by the Administrator, except that if the Bonus can be treated as “performance based compensation which is based upon services performed over a period of at least twelve months” as described in Section 409A(a)(4)(B)(iii) and Treasury Regulations promulgated thereunder, such deferral agreement must be executed no later than the date which is six months before the end of the performance period in which the Bonus is earned.

In the case of the first Plan Year in which an Employee first becomes classified or designated as an Eligible Employee, if and to the extent permitted by the Administrator, the individual may make an election no later than thirty (30) days after the date he or she becomes an Eligible Employee to defer Base Pay and/or Bonus (as applicable) for services to be performed after the election. An election will be deemed to apply to Bonus for services performed after the election if the election applies to no more than an amount equal to the total Bonus for the performance period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period. This paragraph will not apply to an Employee who is a participant in any other account balance deferred compensation plans maintained by any member of the SVB Controlled Group which is required to be aggregated with this Plan under Code Section 409A.

3.5	Election of Payment Schedule and Form of Payment. At the time an Eligible Employee completes a deferral agreement, the Eligible Employee must separately elect for each type of compensation being deferred (i.e., for Base Pay and each type of Bonus) and the date of distribution of each deferred amount, the form of payment in which each deferred amount will be distributed and whether or not either or both of the override elections described in Section 3.6 will apply to the deferred amounts.

The date of distribution may be the date the Eligible Employee Separates from Service or any specified date which is at least three years after the first day of the Plan Year during which the deferral agreement is effective. The form of payment may be a single sum distribution in cash or a series of substantially equal periodic payments in cash made over a period-certain of five years or ten years.

3.6	Override Elections. At the time an Eligible Employee makes the elections described in Section 3.5, he may elect one or both of the override elections described in this Section 3.6. An override election provides that the date of distribution specified by the Eligible Employee in accordance with Section 3.5 will be honored unless an override event intervenes before the scheduled date of distribution, in which case the date of the intervening override event will be substituted as the date of distribution. The permissible override events are termination of service with the Employer and a Change in Control. An Eligible Employee who elects a Separation from Service override may also specify a form of payment for the deferred amount that is the subject of the override election. If the Eligible Employee elects a Change in Control override, payment will be made in a single lump sum distribution in cash as soon as practicable following the Change in Control.

3.7	Cancellation of Election. The Administrator may permit a Participant to cancel a deferral election during a Plan Year if it determines either of the following circumstances has occurred:

(a)	The Participant has an Unforeseeable Emergency or a hardship distribution (pursuant to Treasury Regulation section 1.401(k)-1(d)(3)) from the 401(k) Plan. If approved by the Administrator, such cancellation shall take effect as of the first payroll period next following approval by the Committee.

(b)	The Participant incurs a disability. If approved by the Administrator, such cancellation shall take effect no later than the end of the Plan Year or the 15th day of the third month following the date Participant incurs a “disability” as defined in this paragraph (b). Solely for purposes of this paragraph (b), a “disability” refers to any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months.

If a Participant cancels a deferral election during a Plan Year, he or she will not be permitted to make a new deferral election with respect to Compensation relating to services performed during the same Plan Year.

ARTICLE 4 – PARTICIPANT ACCOUNT

4.1	Individual Accounts. The Administrator will establish and maintain a bookkeeping Account for each Participant which will reflect deferrals made pursuant to Article 3 along with earnings, expenses, gains and losses credited thereto, attributable to the hypothetical investments made with the amounts in the Participant’s Account as provided in Article 5. The amount a Participant elects to defer in accordance with Article 3 shall be credited to the Participant’s Account at the time the amount subject to the deferral election would otherwise have been payable to the Participant but for his election to defer. The Administrator will establish and maintain such other accounts and records as it decides in its discretion to be reasonably required or appropriate to discharge its duties under the Plan.

ARTICLE 5 – INVESTMENT OF CONTRIBUTIONS

5.1	Investment Options. The amount in a Participant’s Account shall be treated as invested in the investment options designated for this purpose by the Administrator and set forth in Appendix A.

5.2	Adjustment of Accounts. The amount in a Participant’s Account shall be adjusted for hypothetical investment earnings or losses in an amount equivalent to the gains or losses reported by the investment options selected by the Participant or Beneficiary from among the investment options provided in Section 5.1. A Participant may, in accordance with rules and procedures established by the Administrator, change the investments to be used for the purpose of calculating future hypothetical investment adjustments to the Participant’s Account or to future Participant deferrals effective as of the Valuation Date coincident with or next following notice to the Administrator. The Account of each Participant shall be adjusted as of each Valuation Date to reflect: (a) the hypothetical investment earnings and/or losses described above; (b) Participant deferrals; and (c) distributions or withdrawals from the Account.

ARTICLE 6 – RIGHT TO BENEFITS

6.1	Vesting. A Participant, at all times, has a 100% nonforfeitable interest in the amounts credited to his Account.

6.2	Death. The balance or remaining balance credited to a Participant’s Account shall be paid to his Beneficiary in a single lump sum payment as soon as practicable following the date of death. If multiple Beneficiaries have been designated, each Beneficiary shall receive a single lump sum payment of his specified portion of the Account as soon as practicable following the date of death.

A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries in accordance with rules and procedures established by the Administrator. A copy of the death notice or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant’s Account, such amount will be paid to his estate (such estate shall be deemed to be the Beneficiary for purposes of the Plan) in a single lump sum payment.

6.3	Disability. The balance or remaining balance credited to a Participant’s Account shall be paid to the Participant in a single lump sum cash payment as soon as practicable following the date a Participant is determined to be totally and permanently disabled. A Participant shall be considered totally and permanently disabled if

(a)	he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months,

(b)	he is, by reason of any impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident or health plan of the Employer, or

(c)	he is determined to be totally disabled by the Social Security Administration.

The Administrator, in its sole discretion, shall determine whether a Participant is totally and permanently disabled for purposes of this Section 6.3.

ARTICLE 7 – DISTRIBUTION OF BENEFITS

7.1	Amount of Benefits. The amount credited to a Participant’s Account as determined under Articles 4 and 6 shall determine and constitute the basis for the value of benefits payable to the Participant under the Plan.

7.2	Method and Timing of Distributions. Subject to Section 7.4, distributions under the Plan shall be made at the time and in the manner specified by the Participant in accordance with the provisions of Article 3. A distribution made on account of Separation from Service shall be made during the month following the last day of the Plan Year in which the Participant’s termination occurred, except that a distribution made to a Participant who is a Specified Employee on his Separation from Service date shall, in no event, be made before the date which is six months after the date he Separates from Service.

7.3	Unforeseeable Emergency. A Participant may request a distribution due to an Unforeseeable Emergency. The request must be in writing and must be submitted to the Administrator along with evidence that the circumstances constitute an Unforeseeable Emergency. The Administrator has the discretion to require whatever evidence it deems necessary to determine whether a distribution is warranted. Whether a Participant has incurred an Unforeseeable Emergency will be determined by the Administrator on the basis of the relevant facts and circumstances in its sole discretion, but, in no event, will an Unforeseeable Emergency be deemed to exist if the hardship can be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant’s assets to the extent such liquidation would not itself cause severe financial hardship, or (c) by cessation of deferrals under the Plan. A distribution due to an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need and may include any amounts necessary to pay any federal, state or local income tax penalties reasonably anticipated to result from the distribution. The distribution will be made in the form of a single lump sum.

7.4	Cashouts Of Amounts Not Exceeding $10,000. If the amount credited to the Participant’s Account does not exceed $10,000 at the time he separates from service with the Employer for any reason, the Employer shall pay such amount to the Participant in a single lump sum payment as soon as practicable following such termination or cessation of service regardless of whether the Participant had made different elections of time or form of payment as to the amount credited to his Account or whether the Participant was receiving installments at the time of such termination. A distribution made to a Specified Employee shall not be made before the date that is six months after the date of his Separation from Service.

ARTICLE 8 – AMENDMENT AND TERMINATION

8.1	Amendment by Employer. The Plan Sponsor reserves the right to amend the Plan (for itself and each Employer) through action of the Board. An amendment must be in writing and executed by an officer authorized to take such action. Each amendment shall be effective when approved by the Board in its resolution. No amendment can directly or indirectly deprive any current or former Participant or Beneficiary of all or any portion of his Account, which had accrued prior to the amendment.

8.2	Retroactive Amendments. An amendment made by the Plan Sponsor in accordance with Section 8.1 may be made effective on a date prior to the first day of the Plan Year in which it is adopted if such amendment is necessary or appropriate to enable the Plan to satisfy the applicable requirements of the Code or ERISA or to conform the Plan to any change in federal law or to any regulations or ruling thereunder. Any retroactive amendment by the Plan Sponsor shall be subject to the provisions of Section 8.1.

8.3	Plan Termination. The Plan has been adopted with the intention and expectation that it will be continued indefinitely. Each Employer, however, reserves the right to terminate the Plan with respect to its participating employees. Each Employer has no obligation or liability whatsoever to maintain the Plan for any length of time and may discontinue contributions under the Plan or terminate the Plan at any time without any liability hereunder for any such discontinuance or termination.

8.4	Distribution Upon Termination of the Plan. Upon termination of the Plan, no further Contributions shall be made under the Plan and if such termination meets the distribution acceleration requirements of Code Section 409A, all amounts credited to each Participant’s Account shall be paid out as soon as administratively feasible in a single lump sum payment regardless of the elections the Participant had made concerning the time and form of payment of the amounts credited to his Account and regardless of whether the Participant was receiving installments at the time of such Plan termination.

ARTICLE 9 – THE TRUST

9.1	Establishment of Trust. The Plan Sponsor may but is not required to establish a trust to hold amounts, which the Plan Sponsor may contribute from time to time to correspond to some or all amounts credited to Participants under Section 4.1. If the Plan Sponsor elects to establish a trust, the provisions of Sections 9.2 and 9.3 shall become operative.

9.2	Grantor Trust. Any trust established by the Plan Sponsor shall be between the Plan Sponsor and a trustee pursuant to a separate written agreement under which assets are held, administered and managed, subject to the claims of the Plan Sponsor’s creditors in the event of the Plan Sponsor’s insolvency, until paid to the Participant and/or his Beneficiaries specified in the Plan. The trust is intended to be treated as a grantor trust under the Code, and the establishment of the trust shall not cause the Participant to realize current income on amounts contributed thereto.

9.3	Investment of Trust Funds. Any amounts contributed to the trust by the Plan Sponsor shall be invested by the trustee in accordance with the provisions of the trust and the instructions of the Administrator. Trust investments need not reflect the hypothetical investments selected by Participants under Section 5.1 for the purpose of adjusting Accounts and the earnings or investment results of the trust shall not affect the hypothetical investment adjustments to Participant Accounts under the Plan.

ARTICLE 10 – MISCELLANEOUS

10.1	Acceleration of Payments Permitted Under Code Section 409A. Notwithstanding anything in this Plan to the contrary, the Administrator may provide that a Participant will receive all or a portion of his or her Account prior to the time specified in this Plan to the extent such acceleration is permitted under Code Section 409A.

10.2	Unsecured General Creditor of the Employer. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. For purposes of the payment of benefits under the Plan, any and all of the Employer’s assets shall be, and shall remain, the general, unpledged, unrestricted assets of the Employer. Each Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

10.3	Employer’s Liability. Each Employer’s liability for the payment of benefits under the Plan shall be defined only by the Plan and by the deferral agreements entered into between a Participant and the Employer. An Employer shall have no obligation or liability to a Participant under the Plan except as provided by the Plan and a deferral agreement or agreements. An Employer shall have no liability to Participants employed by other Employers.

10.4	Limitation of Rights. Neither the establishment of the Plan, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to the Participant or any other person any legal or equitable right against the Employer or Administrator, except as provided herein; and in no event will the terms of employment or service of the Participant be modified or in any way affected hereby.

10.5

Assignment of Benefits. Except as hereinafter provided with respect to marital disputes, none of the benefits or rights of a Participant or any Beneficiary of a Participant shall be subject to the claim of any creditor. In particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of the Participant and his or her Beneficiary. Neither the Participant nor his or her Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which he or she may expect to receive, contingently or otherwise, under this Plan, except the right to designate a Beneficiary to receive death benefits provided hereunder. In cases of marital dispute, the Employer shall observe the terms of the Plan unless and until ordered to do otherwise by a state or Federal court. As a condition of participation, a Participant agrees to hold the Employer harmless from any harm that arises out of the Employer’s obeying the final order of any state or Federal court, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court. A distribution made to comply with a court-approved settlement incident to divorce or to comply with Federal conflict of interest requirements shall be permitted, notwithstanding the provisions of Article 3 or any elections made by the Participant to the contrary.

10.6	Facility of Payment. If the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may direct the Employer to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments therefore, and any such payment to the extent thereof, shall discharge the liability of the Employer for the payment of benefits hereunder to such recipient.

10.7	Notices. Any notice or other communication in connection with the Plan shall be deemed delivered in writing if addressed as provided below and if either actually delivered at said address or, in the case or a letter, 5 business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified:

(a)	If it is sent to the Employer or Administrator, it will be at the address specified by the Employer; or

(b)	In each case at such address as the addressee shall have specified by written notice delivered in accordance with the foregoing to the addressor’s then effective notice address.

10.8	Tax Withholding. The Employer shall have the right to deduct from all payments or deferrals made under the Plan any tax required by law to be withheld. If the Employer concludes that tax is owing with respect to any deferral or payment hereunder, the Employer shall withhold such amounts from any payments due the Participant, as permitted by law, or otherwise make appropriate arrangements with the Participant or his Beneficiary for satisfaction of such obligation. Tax, for purposes of this Section 10.8 means any federal, state, local or any other governmental income tax, employment or payroll tax, excise tax, or any other tax or assessment owing with respect to amounts deferred, any earnings thereon, and any payments made to Participants under the Plan.

10.9	Indemnification. Each Employer shall indemnify and hold harmless each employee, officer, or director of an Employer to whom is delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him (including but not limited to reasonable attorney fees) which arise as a result of his actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by an Employer. Notwithstanding the foregoing, an Employer shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise.

10.10	Governing Law. The Plan will be construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the State of California.

ARTICLE 11 – PLAN ADMINISTRATION

11.1	Powers and Responsibilities of the Administrator. The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrator’s powers and responsibilities include, but are not limited to, the following:

(a)	To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

(b)	To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

(c)	To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

(d)	To administer the claims and review procedures specified in Section 11.2;

(e)	To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

(f)	To determine the person or persons to whom such benefits will be paid;

(g)	To authorize the payment of benefits;

(h)	To comply with the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA;

(i)	To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;

(j)	By written instrument, to allocate and delegate its responsibilities, including the formation of an Administrative Committee to administer the Plan.

11.2	Claims and Review Procedures.

(a)	Claims Procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90-day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

(b)	Review Procedure. Within 60 days after the date on which a person receives a written notification of denial of claim (or, if written notification is not provided, within 60 days of the date denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period). If the decision on review is not made within such period, the claim will be considered denied.

11.3	Plan Administrative Costs. All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator in administering the Plan shall be paid by the Employer.

IN WITNESS WHEREOF, the Plan Sponsor by its duly authorized officer(s), has caused the Plan as amended and restated effective as of January 1, 2005 to be adopted on the 24th day of October, 2007.

SVB FINANCIAL GROUP

By:	/s/ KENNETH P. WILCOX
Title:	President and Chief Executive Officer

APPENDIX A

INVESTMENT OPTIONS

➢ SVB Financial Group Stock	➢ Fidelity Freedom Fund 2010

➢ Fidelity Blue Chip	➢ Fidelity Freedom Fund 2015

➢ Fidelity Equity Income	➢ Fidelity Freedom Fund 2020

➢ Spartan US Equity Index	➢ Fidelity Freedom Fund 2025

➢ Fidelity Mid-Cap Stock	➢ Fidelity Freedom Fund 2030

➢ Franklin Small/Mid Cap Growth	➢ Fidelity Freedom Fund 2035

➢ American Century Small Company	➢ Fidelity Freedom Fund 2040

➢ Strong Advisor Small Cap	➢ Fidelity Freedom Income

➢ Fidelity Diversified International	➢ Fidelity Government Income

➢ Fidelity Freedom Fund 2000	➢ PIMCO Low Duration Bond

➢ Fidelity Freedom Fund 2005	➢ Fidelity Retirement Money Market

➢ Hotchkis and Wiley Large Cap Value Fund	➢ Legg Mason Partners Aggressive Growth Fund

- i -